Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations - Jeff Mochal, (704) 733-3589
investor.lpl.com/contactus.cfm
LPL Financial Announces First Quarter 2017 Results

Key Performance Indicators

•	Earnings per share ("EPS") decreased 7% year-over-year to $0.52, up 13% sequentially.

◦	This includes a charge related to the March 2017 debt refinancing that reduced EPS by $0.14. Excluding this charge, EPS was $0.66, up 18% year-over-year.

◦	Net Income decreased 4% year-over-year to $48 million, up 15% sequentially. Excluding the debt refinancing charge, Net Income was $61 million, up 21% year-over-year.

•	Total Brokerage and Advisory Assets increased 11% year-over-year to $530 billion, up 4% sequentially.

•	Total Net New Assets were an inflow of $2.6 billion, translating to a 2% annualized growth rate.

◦	Net new advisory assets were an inflow of $6.0 billion, translating to an 11% annualized growth rate.

◦	Net new brokerage assets were an outflow of $3.4 billion, translating to a (5%) annualized rate.

◦	Advisor count decreased to 14,354, down 23 sequentially and up 261 year-over-year.

◦
Excluding anticipated departures announced in our Q4 2016 earnings call, total net new assets were an inflow of $6.5 billion, net new advisory assets were an inflow of $7.1 billion, net new brokerage assets were an outflow of $0.6 billion, and advisor count increased by 95.

•	Gross Profit** increased 6% year-over-year to $376 million, up 8% sequentially.

•	EBITDA** increased 11% year-over-year to $152 million, up 28% sequentially.

◦	EBITDA as a percentage of Gross Profit was 40.4%, up from 38.5% a year ago, and up from 34.4% sequentially.

◦	Core G&A** increased 1% year-over-year to $177 million, down 2% sequentially.

Key Updates

•	Completed a $2.2 billion leverage-neutral debt refinancing on March 10, 2017.

•	Restarted share repurchases, buying 567 thousand shares for $22 million at an average price of $39.68.

•	Maintained 2017 Core G&A** outlook range of $710 to $725 million.

SAN DIEGO - April 27, 2017 — LPL Financial Holdings Inc. (NASDAQ: LPLA) (the “Company”) today announced results for its first quarter ended March 31, 2017, reporting net income of $48 million, or $0.52 per share. This compares with $50 million, or $0.56 per share, in the first quarter of 2016 and $42 million, or $0.46 per share, in the prior quarter.
“We had a solid start to the year,” said Dan Arnold, president and CEO. “We have heard positive sentiment from our advisors, who are energized by the improved macro environment, LPL’s enhanced capabilities, and their opportunities to win in the marketplace.”
Arnold continued, “We grew our core business as existing advisors gathered assets and new advisors joined LPL, and our continued expense discipline generated operating leverage.”
“This quarter, we strengthened our balance sheet by refinancing our entire debt structure,” said Matt Audette, CFO. “We lengthened our average maturities, lowered our interest rates, increased the capacity of our revolver, and diversified our funding sources. We believe our updated capital structure positions us well to fund future growth.”
Audette continued, “With another good quarter of financial results and our stronger capital structure, we felt well-positioned to restart share repurchases with $22 million in Q1.”

First Quarter 2017 Financial and Business Highlights
Market Drivers

•	S&P 500 index ended the quarter at 2,363, up 6% sequentially. The S&P 500 index averaged 2,326 during the quarter, up 6% sequentially.

•	Federal Funds Daily Effective Rate (“FFER”) averaged 70 bps during the quarter, up 25 bps sequentially.
Advisors

•	Production retention rate was 95.4%. Excluding anticipated departures announced on the Company’s Q4 2016 earnings call, production retention was 97.6%.
Gross Profit

•	Gross profit increased 8% sequentially, primarily driven by increased cash sweep and transaction and fee revenue, and seasonally lower payout rate.
Expenses

•	Core G&A expenses decreased 2% sequentially, primarily driven by lower seasonal expenses.

•	Promotional expenses increased 3% sequentially, primarily driven by higher conference-related expenses.

•	Results include $21 million in loss on extinguishment of debt related to the Company’s debt refinancing that closed on March 10, 2017.
Taxes

•
The Company's tax rate was 36.0%, below its typical range. A new accounting standard for share-based compensation went into effect in Q1, and stock option exercises in the quarter decreased its effective tax rate.

Capital Management

•
Completed $2.2 billion leverage-neutral debt refinancing on March 10, 2017. Results included extended debt maturities, reduced interest rates, expanded capacity on the revolving credit facility, and the Company no longer has term loan B financial maintenance covenants.

•	Credit Agreement Net Leverage Ratio, which now only applies to the revolving credit facility, was 3.32x, down 0.11x from the prior quarter.

◦
After applying $300 million of cash available for corporate use to Credit Agreement Net Debt, this left an additional $251 million of cash, which if applied to the debt, would further reduce the Credit Agreement Net Leverage Ratio to 2.88x.

◦	The Company maintained its target range for its Credit Agreement Net Leverage Ratio at 3.25 to 3.5 times.

•	Returned capital to shareholders totaling $45 million or $0.49 per share.

◦	Repurchased 567 thousand shares for $22 million, at an average price of $39.68 per share.

◦
Dividends were $23 million, paid on March 24, 2017. For the second quarter, the Company’s Board of Directors has declared a 25 cent quarterly dividend to be paid on May 25, 2017 to shareholders of record as of May 15, 2017.

•	Capital expenditures were $31 million, primarily driven by technology investments.

•	Cash available for corporate use was $551 million as of quarter-end.

Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. EST on Thursday, April 27, 2017. The conference call can be accessed by dialing either 877-677-9122 (domestic) or 708-290-1401 (international) and entering passcode 93369214.
The conference call will also be webcast simultaneously on the Investor Relations section of the Company's website (investor.lpl.com), where a replay of the call will also be available following the live webcast. A telephonic replay will be available approximately two hours after the call and can be accessed by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering passcode 93369214. The telephonic replay will be available until 11:59 p.m. EST on May 4, 2017 and the webcast replay will be available until May 18, 2017.
About LPL Financial
LPL Financial LLC, a wholly owned subsidiary of LPL Financial Holdings Inc. (NASDAQ:LPLA), is a leader in the retail financial advice market and served $530 billion in advisory and brokerage assets as of March 31, 2017. LPL is one of the fastest growing RIA custodians and is the nation’s largest independent broker-dealer (based on total revenues, Financial Planning magazine June 1996-2016). The Company provides proprietary technology, comprehensive clearing and compliance services, practice management programs and training, and independent research to more than 14,000 independent financial advisors and over 700 financial institutions, enabling them to help their clients turn life’s aspirations into financial realities. Advisors associated with LPL also serviced an estimated 46,000 retirement plans with an estimated $135 billion in retirement plan assets, as of March 31, 2017. LPL also supports approximately 3,900 financial advisors licensed and affiliated with insurance companies with customized clearing, advisory platforms, and technology solutions. LPL Financial and its affiliates have more than 3,300 employees with primary offices in Boston, Charlotte, and San Diego. For more information, please visit www.lpl.com.
Securities and Advisory Services offered through LPL Financial. A Registered Investment Advisor, Member FINRA/SIPC.
**Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP measures by excluding or including certain items can be helpful to investors and analysts who may wish to use some or all of this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP measures and metrics discussed below are appropriate for evaluating the performance of the Company.
Gross Profit is calculated as net revenues, which were $1,035 million for the three months ended March 31, 2017, less commission and advisory expenses and brokerage, clearing, and exchange fees, which were $645 million and $14 million, respectively, for the three months ended March 31, 2017. All other expense categories, including depreciation and amortization, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers its gross profit amounts to be non-GAAP measures that may not be comparable to those of others in its industry. Management believes that Gross Profit can be useful to investors because it shows the Company’s core operating performance before indirect costs that are general and administrative in nature.
Core G&A consists of total operating expenses, which were $914 million for the three months ended March 31, 2017, excluding the following expenses: commission and advisory, regulatory charges (see FN 8), promotional (see FN 9), employee share-based compensation (see FN 10), depreciation and amortization, amortization of intangible assets, and brokerage, clearing, and exchange. Management presents Core G&A because it believes Core G&A reflects the corporate operating expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as commission and advisory expenses, or which management views as promotional expense necessary to support advisor growth and retention including conferences and transition assistance. Core G&A is not a measure of the Company’s total operating expenses as calculated in accordance with GAAP. For a reconciliation of Core G&A against the Company’s total operating expenses, please see footnote 7 on page 18 of this release. The Company does not provide an outlook for its total operating expenses because it contains expense components, such as commission and advisory expenses, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for Core G&A to an outlook for total operating expenses cannot be made available without unreasonable effort. Prior to 2016, the Company calculated Core G&A as consisting of total operating expenses, excluding the items described above, as well as excluding other items that primarily consisted of acquisition and integration costs resulting from various acquisitions and organizational restructuring and conversion costs. Beginning with results reported for Q1 2016, Core G&A was presented as including these items that were historically adjusted out.
EBITDA is defined as net income plus interest expense, income tax expense, depreciation, and amortization. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s EBITDA can differ significantly from EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense, tax expense, depreciation and amortization and further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s Credit Agreement-defined EBITDA can differ significantly from adjusted EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.
Forward-Looking Statements
Statements in this press release regarding the Company's future financial and operating results, outlook, growth, prospects, business strategies, future market position, future operating environment, and goals, including forecasts and statements relating to the Company’s expense and capital plans, target leverage ratio, opportunities for the deployment of cash, future efficiency gains, future investments and future expense growth, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's historical performance and its plans, estimates, and expectations as of April 27, 2017. The words “anticipates”, “believes”, “expects”, “may”, “plans”, “predicts”, “will”, and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied by the Company will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: changes in general economic and financial market conditions, including retail investor sentiment; fluctuations in the value of advisory and brokerage assets; fluctuations in levels of net new assets and the related impact on revenue; fluctuations in the number of retail investors served by the Company; effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions; changes in the number of the Company's financial advisors and institutions, and their ability to market effectively financial products and services; changes in interest rates and fees payable by banks participating in the Company's cash sweep program, including the Company's success in negotiating agreements with current or additional counterparties; the Company's strategy in managing cash sweep program fees; changes in the growth and profitability of the Company's fee-based business; the effect of current, pending and future legislation, regulation and regulatory actions, including the U.S. Department of Labor's final rule ("DOL Rule") and disciplinary actions imposed by federal and state securities regulators and self-regulatory organizations; the costs of settling and remediating issues related to pending or future regulatory matters or legal proceedings; execution of the Company's capital management plans, including its compliance with the terms of its existing credit agreement and the indenture governing its senior notes; the price, the availability of shares, and trading volumes of the Company's common stock, which will affect the timing and size of future share repurchases by the Company; changes made to the Company’s offerings and services in response to the current, pending and future legislation, regulation and regulatory actions, including the DOL Rule, and the effect that such changes may have on the Company’s gross profit streams and costs; execution of the Company's plans and its success in realizing the expense savings and service improvements and efficiencies expected to result from its initiatives and programs, particularly its expense plans and technological initiatives; the Company's success in negotiating and developing commercial arrangements with third-party services providers; the performance of third-party service providers to which business processes are transitioned from the Company; the Company's ability to control operating risks, information technology systems risks, cybersecurity risks, and sourcing risks; and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2016 Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or subsequent filings with the SEC. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2017	2016	% Change
REVENUES
Commission	$421,164	$436,727	(4%)
Advisory	329,859	319,432	3%
Asset-based	157,223	136,251	15%
Transaction and fee	108,162	102,690	5%
Interest income, net of interest expense	5,793	5,330	9%
Other	13,226	4,875	171%
Total net revenues	1,035,427	1,005,305	3%
EXPENSES
Commission and advisory	645,063	636,011	1%
Compensation and benefits	113,212	114,055	(1%)
Promotional	36,654	35,684	3%
Depreciation and amortization	20,747	18,962	9%
Amortization of intangible assets	9,491	9,525	—%
Occupancy and equipment	25,199	21,837	15%
Professional services	15,537	17,155	(9%)
Brokerage, clearing and exchange	14,186	13,589	4%
Communications and data processing	11,014	10,497	5%
Other	22,563	19,500	16%
Total operating expenses	913,666	896,815	2%
Non-operating interest expense	25,351	23,890	6%
Loss on extinguishment of debt	21,139	—	n/m
INCOME BEFORE PROVISION FOR INCOME TAXES	75,271	84,600	(11%)
PROVISION FOR INCOME TAXES	27,082	34,208	(21%)
NET INCOME	$48,189	$50,392	(4%)
Earnings per share, basic	$0.54	$0.57	(5%)
Earnings per share, diluted	$0.52	$0.56	(7%)
Weighted-average shares outstanding, basic	89,868	88,964	1%
Weighted-average shares outstanding, diluted	92,004	89,621	3%

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income Trend
(Dollars in thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q1 2017	Q4 2016	Q3 2016
REVENUES
Commission	$421,164	$423,267	$431,686
Advisory	329,859	325,383	321,911
Asset-based	157,223	144,136	138,291
Transaction and fee	108,162	102,788	108,413
Interest income, net of interest expense	5,793	5,342	5,372
Other	13,226	6,541	11,767
Total net revenues	1,035,427	1,007,457	1,017,440
EXPENSES
Commission and advisory	645,063	646,501	657,432
Compensation and benefits	113,212	108,741	107,988
Promotional	36,654	35,602	42,609
Depreciation and amortization	20,747	19,783	18,434
Amortization of intangible assets	9,491	9,499	9,502
Occupancy and equipment	25,199	25,609	23,530
Professional services	15,537	17,944	17,045
Brokerage, clearing and exchange	14,186	14,213	13,098
Communications and data processing	11,014	12,652	10,333
Other	22,563	27,075	25,356
Total operating expenses	913,666	917,619	925,327
Non-operating interest expense	25,351	24,895	23,889
Loss on extinguishment of debt	21,139	—	—
INCOME BEFORE PROVISION FOR INCOME TAXES	75,271	64,943	68,224
PROVISION FOR INCOME TAXES	27,082	23,207	16,270
NET INCOME	$48,189	$41,736	$51,954
Earnings per share, basic	$0.54	$0.47	$0.58
Earnings per share, diluted	$0.52	$0.46	$0.58
Weighted-average shares outstanding, basic	89,868	89,212	89,092
Weighted-average shares outstanding, diluted	92,004	91,014	89,951

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(Dollars in thousands, except par value)
(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$797,293	$747,709
Cash and securities segregated under federal and other regulations	682,662	768,219
Restricted cash	40,628	42,680
Receivables from:
Clients, net of allowance of $572 at March 31, 2017 and $1,580 at December 31, 2016	296,282	341,199
Product sponsors, broker-dealers, and clearing organizations	163,720	175,122
Advisor loans, net of allowance of $5,996 at March 31, 2017 and $1,852 at December 31, 2016	195,312	194,526
Others, net of allowance of $8,527 at March 31, 2017 and $12,851 at December 31, 2016	196,716	189,632
Securities owned:
Trading — at fair value	13,502	11,404
Held-to-maturity	7,110	8,862
Securities borrowed	18,203	5,559
Fixed assets, net of accumulated depreciation and amortization of $374,795 at March 31, 2017 and $355,919 at December 31, 2016	387,395	387,368
Goodwill	1,365,838	1,365,838
Intangible assets, net of accumulated amortization of $390,265 at March 31, 2017 and $380,775 at December 31, 2016	344,505	353,996
Other assets	252,910	242,812
Total assets	$4,762,076	$4,834,926
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Drafts payable	$157,227	$198,839
Payables to clients	770,576	863,765
Payables to broker-dealers and clearing organizations	57,139	63,032
Accrued commission and advisory expenses payable	121,543	128,476
Accounts payable and accrued liabilities	364,437	385,545
Income taxes payable	27,821	4,607
Unearned revenue	79,412	62,785
Securities sold, but not yet purchased — at fair value	189	183
Senior secured credit facilities, net of unamortized debt issuance cost of $17,493 at March 31, 2017 and $21,924 at December 31, 2016	2,182,507	2,175,436
Leasehold financing obligation	105,210	105,649
Deferred income taxes, net	25,745	25,614
Total liabilities	3,891,806	4,013,931
Commitments and contingencies
STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value; 600,000,000 shares authorized; 121,663,838 shares issued at March 31, 2017 and 119,917,854 shares issued at December 31, 2016	122	120
Additional paid-in capital	1,493,184	1,445,256
Treasury stock, at cost — 31,231,667 shares at March 31, 2017 and 30,621,270 shares at December 31, 2016	(1,218,919)	(1,194,645)
Accumulated other comprehensive income	548	315
Retained earnings	595,335	569,949
Total stockholders’ equity	870,270	820,995
Total liabilities and stockholders’ equity	$4,762,076	$4,834,926

LPL Financial Holdings Inc.
Management's Statements of Operations (1)
(Dollars in thousands, except per share data)
(Unaudited)
The information presented on pages 9-17 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Unaudited Condensed Consolidated Statements of Income, non-GAAP measures, and operational and performance metrics. For information on non-GAAP measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q1 2017	Q4 2016	% Change	Q1 2016	% Change
Revenues
Sales-based commissions	$186,577	$188,943	(1%)	$214,814	(13%)
Trailing commissions	234,587	234,324	—%	221,913	6%
Advisory	329,859	325,383	1%	319,432	3%
GDC(2)	751,023	748,650	—%	756,159	(1%)
Cash sweep(3)	59,651	48,756	22%	43,401	37%
Other asset-based(4)	97,572	95,380	2%	92,850	5%
Transaction and fee	108,162	102,788	5%	102,690	5%
Other(5)	19,019	11,883	60%	10,205	86%
Total net revenues	1,035,427	1,007,457	3%	1,005,305	3%
Commission and advisory expense	645,063	646,501	—%	636,011	1%
Brokerage, clearing, and exchange	14,186	14,213	—%	13,589	4%
Gross profit(6)	376,178	346,743	8%	355,705	6%
Expense
Core G&A(7)	177,026	180,974	(2%)	175,433	1%
Regulatory charges(8)	5,270	6,275	(16%)	1,183	n/m
Promotional(9)	36,654	35,602	3%	35,684	3%
Employee share-based compensation(10)	5,229	4,772	10%	6,428	(19%)
Total G&A	224,179	227,623	(2%)	218,728	2%
EBITDA	151,999	119,120	28%	136,977	11%
Depreciation and amortization	20,747	19,783	5%	18,962	9%
Amortization of intangible assets	9,491	9,499	—%	9,525	—%
Non-operating interest expense	25,351	24,895	2%	23,890	6%
Loss on Extinguishment of debt	21,139	—	n/m	—	n/m
INCOME BEFORE PROVISION FOR INCOME TAXES	75,271	64,943	16%	84,600	(11%)
PROVISION FOR INCOME TAXES	27,082	23,207	17%	34,208	(21%)
NET INCOME	$48,189	$41,736	15%	$50,392	(4%)
Earnings per share, diluted	$0.52	$0.46	13%	$0.56	(7%)
Weighted-average shares outstanding, diluted	92,004	91,014	1%	89,621	3%

LPL Financial Holdings Inc.
Management's Statements of Operations Trend (1)
(Dollars in thousands, except per share data)
(Unaudited)
The information presented on pages 9-17 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Unaudited Condensed Consolidated Statements of Income, non-GAAP measures, and operational and performance metrics. For information on non-GAAP measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q1 2017	Q4 2016	Q3 2016
Revenues
Sales-based commissions	$186,577	$188,943	$196,364
Trailing commissions	234,587	234,324	235,322
Advisory	329,859	325,383	321,911
GDC(2)	751,023	748,650	753,597
Cash sweep(3)	59,651	48,756	40,701
Other asset-based(4)	97,572	95,380	97,590
Transaction and fee	108,162	102,788	108,413
Other(5)	19,019	11,883	17,139
Total net revenues	1,035,427	1,007,457	1,017,440
Commission and advisory expense	645,063	646,501	657,432
Brokerage, clearing, and exchange	14,186	14,213	13,098
Gross profit(6)	376,178	346,743	346,910
Expense
Core G&A(7)	177,026	180,974	175,385
Regulatory charges(8)	5,270	6,275	4,436
Promotional(9)	36,654	35,602	42,609
Employee share-based compensation(10)	5,229	4,772	4,431
Total G&A	224,179	227,623	226,861
EBITDA	151,999	119,120	120,049
Depreciation and amortization	20,747	19,783	18,434
Amortization of intangible assets	9,491	9,499	9,502
Non-operating interest expense	25,351	24,895	23,889
Loss on extinguishment of debt	21,139	—	—
INCOME BEFORE PROVISION FOR INCOME TAXES	75,271	64,943	68,224
PROVISION FOR INCOME TAXES	27,082	23,207	16,270
NET INCOME	$48,189	$41,736	$51,954
Earnings per share, diluted	$0.52	$0.46	$0.58
Weighted-average shares outstanding, diluted	92,004	91,014	89,951

LPL Financial Holdings Inc.
Monthly Metrics (1)
(Dollars in thousands, except where noted)
(Unaudited)

(End of Period $ in billions, unless noted)	March 2017	February 2017	Feb to Mar % Change	January 2017	December 2016
Assets Served
Brokerage Assets(11)	$304.6	$304.8	(0.1%)	$300.4	$297.8
Advisory Assets(12)	225.7	222.7	1.3%	216.3	211.6
Total Brokerage and Advisory Assets(13)	$530.3	$527.5	0.5%	$516.7	$509.4

Insured Cash Account Balances(14)	$22.0	$21.7	1.4%	$22.0	$22.8
Deposit Cash Account Balances(15)	4.2	4.1	2.4%	4.1	4.4
Money Market Account Cash Balances(16)	3.8	3.8	—%	3.9	4.1
Total Client Cash Sweep Balances(17)	$30.0	$29.6	1.4%	$30.0	$31.3

Market Indices
S&P 500 Index (end of period)	2,363	2,364	—%	2,279	2,239
Fed Funds Effective Rate (average bps)	79	66	13	66	54

LPL Financial Holdings Inc.
Operating Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2017	Q4 2016	% Change	Q1 2016	% Change
Market Drivers
S&P 500 Index (end of period)	2,363	2,239	6%	2,060	15%
Fed Funds Daily Effective Rate (FFER) (average bps)	70	45	25bps	36	34bps

Assets (dollars in billions)
Brokerage Assets(11)	$304.6	$297.8	2%	$289.2	5%
Advisory Assets(12)	225.7	211.6	7%	189.5	19%
Total Brokerage and Advisory Assets(13)	$530.3	$509.4	4%	$478.7	11%
Advisory % of Total Assets	42.6%	41.5%	110bps	39.6%	300bps

Net New Advisory Assets(18)	$6.0	$4.8	n/m	$2.0	n/m
Net New Brokerage Assets(19)	(3.4)	(2.3)	n/m	(1.0)	n/m
Total Net New Assets(20)	$2.6	$2.5	n/m	$1.0	n/m

Net Brokerage to Advisory Conversions (21)	$2.3	$1.7	n/m	$1.0	n/m
Advisory NNA Annualized Growth(22)	11%	9%	n/m	4%	n/m
Total NNA Annualized Growth(23)	2%	2%	n/m	1%	n/m

Non-Hybrid RIA Brokerage Assets(24)	$239.1	$233.1	3%	$233.7	2%
Corporate Platform Advisory Assets(24)	133.6	127.0	5%	119.7	12%
Total Corporate Assets(24)	372.7	360.1	3%	353.4	5%
Brokerage Assets Associated with Hybrid RIAs(25)	65.5	64.7	1%	55.5	18%
Hybrid Platform Advisory Assets(25)	92.1	84.6	9%	69.8	32%
Total Hybrid Platform Assets(25)	157.6	149.3	6%	125.3	26%
Total Brokerage and Advisory Assets(13)	$530.3	$509.4	4%	$478.7	11%
Hybrid % of Total Assets	29.7%	29.3%	40bps	26.2%	350bps

Brokerage Retirement Assets(26)	$148.4	$148.9	—%	$142.6	4%
Advisory Retirement Assets(26)	124.5	116.2	7%	102.2	22%
Total Brokerage and Advisory Retirement Assets(26)	$272.9	$265.1	3%	$244.8	11%
Retirement % of Total Assets	51.5%	52.0%	(50bps)	51.1%	40bps

Insured Cash Account Balances(14)	$22.0	$22.8	(4%)	$21.6	2%
Deposit Cash Account Balances(15)	4.2	4.4	(5%)	—	n/m
Money Market Account Cash Balances(16)	3.8	4.1	(7%)	8.8	(57%)
Total Cash Sweep Balances(17)	$30.0	$31.3	(4%)	$30.4	(1%)
Cash Sweep % of Total Assets	5.7%	6.1%	(40bps)	6.4%	(70bps)

Insured Cash Account Fee - bps(27)	88	73	15	69	19
Deposit Cash Account Fee - bps(27)	62	39	23	—	n/m
Money Market Account Fee - bps(27)	53	43	10	29	24
Total Cash Sweep Fee - bps(27)	80	64	16	57	23

LPL Financial Holdings Inc.
Financial Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2017	Q4 2016	% Change	Q1 2016	% Change
Commission Revenue by Product
Variable annuities	$166,796	$172,147	(3%)	$171,686	(3%)
Mutual funds	131,474	131,749	—%	133,733	(2%)
Alternative investments	7,171	9,511	(25%)	7,803	(8%)
Fixed annuities	36,912	34,439	7%	52,066	(29%)
Equities	21,974	22,108	(1%)	20,619	7%
Fixed income	27,495	22,661	21%	20,667	33%
Insurance	17,722	18,613	(5%)	18,234	(3%)
Group annuities	11,479	11,817	(3%)	11,757	(2%)
Other	141	222	(36%)	162	(13%)
Total commission revenue	$421,164	$423,267	—%	$436,727	(4%)

Commission Revenue by Sales-based and Trailing Commission
Sales-based commissions
Variable annuities	$50,925	$58,430	(13%)	$64,639	(21%)
Mutual funds	36,461	32,651	12%	38,340	(5%)
Alternative investments	5,154	7,411	(30%)	6,692	(23%)
Fixed annuities	32,094	31,310	3%	49,996	(36%)
Equities	21,974	22,108	(1%)	20,619	7%
Fixed income	21,902	17,999	22%	15,772	39%
Insurance	16,146	17,115	(6%)	16,932	(5%)
Group annuities	1,780	1,697	5%	1,662	7%
Other	141	222	(36%)	162	(13%)
Total sales-based commissions	$186,577	$188,943	(1%)	$214,814	(13%)
Trailing commissions
Variable annuities	$115,871	$113,717	2%	$107,047	8%
Mutual funds	95,013	99,098	(4%)	95,393	—%
Alternative investments	2,017	2,100	(4%)	1,111	82%
Fixed annuities	4,818	3,129	54%	2,070	133%
Fixed income	5,593	4,662	20%	4,895	14%
Insurance	1,576	1,498	5%	1,302	21%
Group annuities	9,699	10,120	(4%)	10,095	(4%)
Total trailing commissions	$234,587	$234,324	—%	$221,913	6%
Total commission revenue	$421,164	$423,267	—%	$436,727	(4%)

LPL Financial Holdings Inc.
Financial Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2017	Q4 2016	% Change	Q1 2016	% Change
Payout Rate
Base Payout Rate(28)	82.99%	82.28%	71bps	82.51%	48bps
Production Based Bonuses	1.72%	3.40%	(168bps)	1.70%	2bps
GDC Sensitive Payout	84.71%	85.68%	(97bps)	84.21%	50bps
Non-GDC Sensitive Payout (29)	1.18%	0.68%	50bps	(0.10)%	128bps
Total Payout Ratio	85.89%	86.36%	(47bps)	84.11%	178bps
Production Based Bonuses Ratio (Trailing Twelve Months)	2.7%	2.6%	10bps	2.7%	—

LPL Financial Holdings Inc.
Capital Management Measures (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2017		Q4 2016
Credit Agreement EBITDA(30)
Net income	$48,189		$41,736
Non-operating interest expense	25,351		24,895
Provision for income taxes	27,082		23,207
Loss on extinguishment of debt	21,139		—
Depreciation and amortization	20,747		19,783
Amortization of intangible assets	9,491		9,499
EBITDA	151,999		119,120
Credit Agreement Adjustments:
Employee share-based compensation expense(10)	5,229		4,771
Advisor share-based compensation expense(31)	1,742		3,250
Other(32)	5,596		5,880
Credit Agreement EBITDA	$164,566		$133,021

Total Debt
Revolving Credit Facility Loans	$—		$—
Senior Secured Term Loan B	1,700,000		2,197,360
Senior Unsecured Notes	500,000		—
Total Debt	$2,200,000		$2,197,360

Cash Available for Corporate Use(33)
Cash at Parent(34)	$413,431		$417,317
Excess Cash at Broker-Dealer subsidiary per Credit Agreement	130,885		75,551
Other Available Cash	6,966		6,257
Total Cash Available for Corporate Use	$551,282		$499,125

Credit Agreement Net Leverage
Total Debt	$2,200,000		$2,197,360
Cash Available (up to $300 million)	300,000		300,000
Credit Agreement Net Debt	$1,900,000		$1,897,360
Credit Agreement EBITDA (trailing twelve months)(35)	$573,091		$552,472
Credit Agreement Net Leverage Ratio(36)	3.32	x	3.43	x

LPL Financial Holdings Inc.
Debt Schedule (1)
(Dollars in thousands, except where noted)
(Unaudited)

Total Debt	Outstanding	Applicable Margin	Interest Rate (end of period)	Maturity
Revolving Credit Facility Loans(a)	$—	LIBOR+200bps(b)	—%	3/10/2022
Senior Secured Term Loan B	1,700,000	LIBOR+250 bps(b)	3.77%	3/10/2024
Senior Unsecured Notes	500,000	Fixed Rate	5.75%	9/15/2025
Total / Weighted-Average	$2,200,000		4.22%

(a)	The Revolving Credit Facility has a borrowing capacity of $500 million.

(b)	The LIBOR rate option is one-, two-, three- or six-month LIBOR rate and subject to an interest rate floor of 0 basis points.

LPL Financial Holdings Inc.
Key Business and Financial Metrics (1)
(Dollars in thousands, except where noted)
(Unaudited)

	Q1 2017	Q4 2016	% Change		Q1 2016	% Change
Advisors
Advisors	14,354	14,377	—%		14,093	2%
Net New Advisors	(23)	192	n/m		39	n/m
Custom Clearing Service Subscribers(37)	3,935	3,988	(1%)		4,177	(6%)
Annualized commissions revenue per Advisor(38)	$118	$119	(1%)		$124	(5%)
Annualized GDC per Advisor(38)	$209	$210	—%		$215	(3%)
Average Total Assets per Advisor ($ in millions)(39)	$36.9	$35.4	4%		$34.0	9%
Transition assistance loan amortization($ in millions)(40)	$13.6	$12.8	6%		$11.0	24%
Total client accounts ($ in millions)	4.6	4.7	(2%)		4.6	—%

Employees - period end	3,306	3,288	1%		3,403	(3%)

Productivity Metrics
Advisory Revenue as a percentage of Advisory Assets, excluding Hybrid RIA assets(41)	1.04%	1.04%	—		1.05%	(1	bps)
Annualized Gross Profit / Total Brokerage and Advisory Assets	0.28%	0.27%	1bps		0.30%	(2bps	)
Annualized operating expense excluding production expense / Total Brokerage and Advisory Assets(42)	0.19%	0.20%	(1	bps)	0.21%	(2bps	)
Production Retention Rate (YTD Annualized)(43)	95.4%	95.6%	(20	bps)	97.0%	(160	bps)
Recurring Revenue Rate(44)	76.0%	75.8%	20	bps	73.7%	230	bps
EBITDA as a percentage of Gross Profit	40.4%	34.4%	600	bps	38.5%	190	bps

Capital Allocation per Share(45) (in millions, except per share data)
Share Repurchases	$22.5	$—	n/m		$25.0	(10%)
Dividends	22.6	22.3	1%		22.0	3%
Total Capital Allocated	$45.1	$22.3	102%		$47.0	(4%)
Weighted-average Share Count, Diluted	92.0	91.0	1%		89.6	3%
Total Capital Allocated per Share	$0.49	$0.25	96%		$0.52	(6%)

Endnote Disclosures

(1)
The information presented on pages 9-17 includes non-GAAP financial measures and operational and performance metrics. For more information on non-GAAP measures, please see the section titled “Non-GAAP Financial Measures” on page 3.

(2)	GDC, or gross dealer concessions, a financial measure, is equal to the sum of Commission and Advisory revenues.

(3)
Cash sweep revenues consist of fees from the Company’s cash sweep program, specifically a money market sweep vehicle involving money market fund providers and two insured bank deposit sweep vehicles (see FNs 14, 15, and 16). Cash sweep revenues are a component of asset-based revenues and are derived from the Company’s Unaudited Condensed Consolidated Statements of Income.

(4)
Other asset-based revenues consist of revenues from the Company’s sponsorship programs with financial product manufacturers and omnibus processing and networking services, but not including fees from cash sweep programs. Other asset-based revenues are a component of asset-based revenues and are derived from the Company’s Unaudited Condensed Consolidated Statements of Income.

(5)	Other revenues consists of interest income as well as other revenues, as presented on the Company’s Unaudited Condensed Consolidated Statements of Income.

(6)	Gross Profit is a non-GAAP measure. Please see a description of Gross Profit under “Non-GAAP Financial Measures” on page 3 of this release for additional information.
(7)Core G&A is a non-GAAP measure. Please see a description of Core G&A under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of Core G&A against the Company’s total operating expenses for the periods presented:

	Q1 2017	Q4 2016	Q1 2016
Operating Expense Reconciliation
Core G&A	$177,026	$180,974	$175,433
Regulatory charges	5,270	6,275	1,183
Promotional	36,654	35,602	35,684
Employee share-based compensation	5,229	4,772	6,428
Total G&A	224,179	227,623	218,728
Commissions and advisory	645,063	646,501	636,011
Depreciation & amortization	20,747	19,783	18,962
Amortization of intangible assets	9,491	9,499	9,525
Brokerage, clearing and exchange	14,186	14,213	13,589
Total operating expense	$913,666	$917,619	$896,815

(8)	Regulatory charges consist of items that the Company’s management relates to the resolution of regulatory issues (including remediation, restitution, and fines).

(9)
Promotional expenses include costs related to hosting of advisor conferences, business development costs related to recruiting, such as transition assistance, and amortization related to forgivable loans issued to advisors.

(10)
Employee share-based compensation expense represents share-based compensation for equity awards granted to employees, officers, and directors. Such awards are measured based on the grant date fair value and recognized over the requisite service period of the individual awards, which generally equals the vesting period.

(11)
Brokerage Assets is a component of Total Brokerage and Advisory Assets (see FN 13) and consists of assets serviced by advisors licensed with the Company’s broker-dealer subsidiary LPL Financial LLC (“LPL Financial”) that are custodied, networked, and non-networked, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition.

(12)
Advisory Assets is a component of Total Brokerage and Advisory Assets (see FN 13) and consists of advisory assets under management on LPL Financial’s corporate advisory platform (see FN 24) and Hybrid RIA assets in advisory accounts custodied at LPL Financial (see FN 25).

(13)
End of period Total Brokerage and Advisory Assets are comprised of assets that are custodied, networked, and non-networked, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition. End of period Insured Cash Account, Deposit Cash Account and Money Market Account Balances are also included in Total Brokerage and Advisory Assets.

(14)
Insured Cash Account Balances represents advisors’ clients’ account balances in one of LPL Financial’s two insured bank deposit sweep vehicles at the end of the reporting period. These accounts are available to individuals, trusts (where beneficiaries are natural persons), and sole proprietorships, and these assets are included in Total Brokerage and Advisory Assets (see FN 13).

(15)
Deposit Cash Account Balances represents advisors’ clients’ account balances in one of LPL Financial’s two insured bank deposit sweep vehicles at the end of the reporting period. These accounts are available only to advisory individual retirement accounts (IRAs), and these assets are included in Total Brokerage and Advisory Assets (see FN 13)

(16)
Money Market Account Cash Balances represents advisors’ clients’ account balances in money market fund providers at the end of the reporting period. These assets are included in Total Brokerage and Advisory Assets (see FN 13).

(17)
Represents the sum of Insured Cash Account Balances, Deposit Cash Account Balances, and Money Market Account Cash Balances, which together comprise end of period assets in the Company’s cash sweep program. These assets are included in Total Brokerage and Advisory Assets (see FN 13).

(18)
Net New Advisory Assets consists of total client deposits into advisory accounts less total client withdrawals from advisory accounts. We consider conversions from and to brokerage accounts as deposits and withdrawals respectively.

(19)
Net New Brokerage Assets consists of total client deposits into brokerage accounts less total client withdrawals from brokerage accounts. We consider conversions from and to advisory accounts as deposits and withdrawals respectively.

(20)	Total Net New Assets is equal to the sum of Net New Advisory Assets and Net New Brokerage Assets.

(21)
Net Brokerage to Advisory Conversions consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage. Conversions to/from brokerage and advisory are undertaken when appropriate for investors.

(22)
Advisory NNA Annualized Growth is calculated as the Net New Advisory Assets as of the end of a period divided by Advisory Assets as of the end of the immediately preceding period and multiplying by four.

(23)
Total NNA Annualized Growth is calculated as the Total Net New Assets as of an end of the period divided by Total Brokerage and Advisory Assets as of the end of the immediately preceding period and multiplying by four.

(24)
Total Corporate Assets represents the sum of total brokerage assets serviced by advisors who are licensed with LPL Financial but not associated with Hybrid RIAs (see FN 25); and total advisory assets managed on LPL Financial's corporate advisory platform by advisors who are registered investment advisory representatives of LPL Financial. Total Corporate Assets are custodied, networked, and non-networked with the Company, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition.

(25)
The Company serves independent RIAs that conduct their advisory business through separate entities (“Hybrid RIAs”) operating pursuant to the Investment Advisers Act of 1940 or through their respective states' investment advisory licensing rules, rather than through LPL Financial. Advisors associated with Hybrid RIAs pay fees to access LPL Financial’s Hybrid RIA platform for an integrated offering of technology, clearing, compliance, and custody services to Hybrid RIAs. Most financial advisors associated with Hybrid RIAs carry their brokerage license with LPL Financial, although some financial advisors associated with Hybrid RIAs do not carry a brokerage license through LPL Financial. Total Hybrid Platform Assets consist of assets managed or serviced by advisors associated with a Hybrid RIA firm that are custodied, networked, and non-networked with LPL Financial, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition. This measure does not include assets managed by Hybrid RIAs that are custodied with a third-party custodian.

(26)
Total Brokerage and Advisory Retirement Assets are a component of Total Brokerage and Advisory Assets (see FN 13), and consist of retirement plan assets held in advisory and brokerage accounts that are custodied, networked, and non-networked at LPL Financial, and reflect market movement in addition to new assets, inclusive of new business development and net of attrition. This measure does not include additional retirement plan assets serviced by advisors through either LPL Financial or Hybrid RIAs for which we receive no reporting feed. Including those plans for which we receive no reporting feed, we estimate the total assets in retirement plans supported to be approximately $135 billion.

(27)
With respect to the applicable cash sweep vehicle (Insured Cash Account, Deposit Cash Account and/or Money Market Account), reflects the average fee yield over the period, as calculated by dividing total fee revenue received from such vehicle by the average end of day balance level during the quarter in such vehicle.

(28)	The Company's base payout rate is calculated as commission and advisory expenses, divided by GDC (see FN 2).

(29)
Non-GDC Sensitive Payout, a statistical or operating measure, includes share-based compensation expense from equity awards granted to advisors and financial institutions (see FN 31) and mark-to-market gains or losses on amounts designated by advisors as deferred.

(30)	Credit Agreement EBITDA is a non-GAAP measure. Please see a description of Credit Agreement EBITDA under “Non-GAAP Financial Measures” on page 4 of this release for additional information.

(31)
Advisor share-based compensation expense represents share-based compensation for the stock options and warrants awarded to advisors and financial institutions based on the fair value of the awards at each reporting period.

(32)
Other represents items that are adjustable in accordance with the Credit Agreement to calculate Credit Agreement EBITDA, including employee severance costs, employee signing costs, employee retention or completion bonuses, and other non-recurring costs.

(33)	Consists of cash unrestricted by the Credit Agreement and other regulations available for operating, investing, and financing uses.

(34)	Parent refers to LPL Holdings, Inc., a direct subsidiary of the Company, which is the Borrower under the Credit Agreement.

(35)	Under the Credit Agreement, management calculates Credit Agreement EBITDA for a four-quarter period at the end of each fiscal quarter, and in so doing may make further adjustments to prior quarters.

(36)	Credit Agreement Net Leverage Ratio is calculated in accordance with the Credit Agreement, which includes a maximum of $300 million of cash available for corporate use.

(37)
Custom Clearing Service Subscribers are financial advisors who are affiliated and licensed with insurance companies that receive customized clearing services, advisory platforms, and technology solutions from the Company.

(38)
A simple average advisor count is used to calculate "per advisor" metrics by taking the average advisor count from the current period and sequential period. The calculation uses the average advisor count at the beginning and the end of period, and excludes Custom Clearing Service Subscribers (see FN 37).

(39)	Based on end of period Total Brokerage and Advisory Assets (see FN 13) divided by end of period Advisor count.

(40)
Transition assistance consists of payments to newly recruited advisors and financial institutions to assist in the transition process. Smaller advisor practices receive payments that are charged to earnings in the current period, whereas larger advisor practices and financial institutions typically receive transition assistance in the form of forgivable loans or recoverable advances that are generally amortized into earnings over a period of three to five years. Transition assistance loan amortization represents the amortizable amount of forgivable loans or recoverable advances that are charged to earnings in the period presented.

(41)
Based on annualized advisory revenues divided by corporate advisory assets at the prior quarter's end (corporate advisory assets is defined as total Advisory Assets (see FN 12) less Hybrid Platform Advisory Assets (see FN 25)).

(42)
Represents annualized operating expenses for the period, excluding production-related expense, divided by Total Brokerage and Advisory Assets (see FN 13) for the period. Production-related expense includes commissions and advisory expense and brokerage, clearing and exchange expense.  For purposes of this metric, operating expenses includes include Core G&A (see FN 7), Regulatory (see FN 8), Promotional (see FN 9), Employee Share Based Compensation (see FN 10), Depreciation & Amortization, and Amortization of Intangible Assets.

(43)	Reflects retention of commission and advisory revenues, calculated by deducting the prior year production of the annualized year-to-date attrition rate, over the prior year total production.

(44)
Recurring Revenue Rate refers to the percentage of total net revenue that was recurring revenue for the quarter. The Company tracks recurring revenue, a characterization of net revenue and a statistical measure, which management defines to include revenues from asset-based fees, advisory fees, trailing commissions, cash sweep programs, and certain other fees that are based upon accounts and advisors. Because certain recurring revenues are associated with asset balances, they will fluctuate depending on the market values and current interest rates. Accordingly, recurring revenue can be negatively impacted by adverse external market conditions. However, management believes that recurring revenue is meaningful despite these fluctuations because it is not dependent upon transaction volumes or other activity-based revenues, which are more difficult to predict, particularly in declining or volatile markets.

(45)	Capital Allocation per Share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted-average shares outstanding.